Exhibit 10.12
FORM AGREEMENT
[To Be Placed on Oasis Petroleum Inc. Letterhead]
                    , 20___

NOTICE OF GRANT OF RESTRICTED STOCK UNIT
     Pursuant to the terms and conditions of the Oasis Petroleum Inc. 2010 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Unit Agreement, attached as Appendix B or which has previously been provided to you (the “Agreement”), you are hereby granted an award of the number of Restricted Stock Units set forth below, whereby each Restricted Stock Unit represents the right to receive one share of common stock of the Company, par value $0.001 per share (“Stock”), or a cash payment equal to the Fair Market Value on the applicable Date of Settlement set forth below of one share of Stock, as determined by the Committee in its sole and absolute discretion, plus rights to certain Dividend Equivalents described in Section 3 of the Agreement, under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Restricted Stock Units”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:

Date of Grant:	, 20___ (“Date of Grant”)

Number of Restricted Stock Units:

Vesting Schedule:	Provided you have been an employee of or a service provider to the Company or a Subsidiary of the Company continuously from the Date of Grant through the applicable vesting date, the Restricted Stock Units granted pursuant to the Agreement will vest [INSERT VESTING SCHEDULE].

Notwithstanding anything to the contrary herein or in the Agreement:

(a) the terms of any employment agreement entered into by and between you and the Company and its Subsidiaries, or the terms of the Company’s Executive Change in Control and Severance Benefit Plan (to the extent you are a participant in such plan), will control the vesting and forfeiture of the Restricted Stock Units in the event of your termination of employment (other than due to death or Disability) or the occurrence of a Change in Control prior to the time the Restricted Stock Units are vested in

                    , ___

full; and

(b) if your employment or service relationship with the Company or any of its Subsidiaries is terminated due to your death or Disability, then the restrictions, if any, on all of the Restricted Stock Units granted pursuant to this Agreement shall immediately lapse and the Restricted Stock Units will be fully vested as of such termination. For purposes of this Award, “Disability” shall have the meaning given such term in any employment agreement between you and the Company; provided, however, that if there is no existing employment agreement between you and the Company, the term “Disability” shall mean your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. The existence of any such Disability shall be certified, at the Company’s discretion, by either the Company’s disability carrier or a physician acceptable to both you and the Company. If the parties are not able to agree on the choice of physician, each party shall select a physician who, in turn, shall select a third physician to render such certification. In no event will your employment be terminated as a result of Disability, unless otherwise agreed to by you and the Company, until at least 180 consecutive days of leave have elapsed and the Company has provided you with written notice of termination.

Restricted Stock Units that vest in accordance with the foregoing provisions of this Notice of Grant are referred to herein as “Vested Units.” Restricted Stock Units that do not vest in accordance with the foregoing provisions of this Notice of Grant are referred to herein as “Unvested Units.”

Date of Settlement	Vested Units shall be settled by the Company as soon as administratively feasible (but in no event more than 74 days) following the applicable vesting date on which they became Vested Units (the “Date of Settlement”).

As determined by the Committee in its sole and absolute discretion, Vested Units will be settled either by the issuance of a number of shares of Stock equal to the number of Vested Units or in a single lump sum cash payment in an amount equal to the Fair Market Value on the applicable Date of Settlement of one share of Stock multiplied by the number of Vested Units. Upon full settlement of the Restricted Stock Units hereunder and pursuant to Section 3 of the Agreement, no additional payments will be made pursuant to this Award and the Award shall terminate.

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     By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Stock Units issued on the Date of Grant indicated above, which have been granted under the terms and conditions contained herein and in the Plan and the Agreement. Alternatively, you acknowledge your agreement to be bound to the terms of this Notice, the Agreement and the Plan in connection with your acceptance of the Restricted Stock Units issued hereby through procedures, including electronic procedures, provided by or on behalf of the Company.
     You acknowledge and agree that (a) you are not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with your execution of this Notice of Grant of Restricted Stock Units and your receipt and holding of and the vesting of the Restricted Stock Units, and (b) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt and holding of and the vesting of the Restricted Stock Units.
     You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.
Note: To accept the Restricted Stock Units, execute this form and return an executed copy to                                          (the “Designated Recipient”) by                      ___, 20___. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

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OASIS PETROLEUM INC.,
a Delaware corporation

By:
Name:

Title:

Accepted by:

[insert name of Grantee]

Date:

[insert name of Designated Recipient]

Date Received:

Attachments:	Appendix A – Oasis Petroleum Inc. 2010 Long Term Incentive Plan Appendix B – Restricted Stock Unit Agreement

Appendix A
Oasis Petroleum Inc. 2010 Long Term Incentive Plan

Appendix B
Restricted Stock Unit Agreement